Exhibit 10.130

[Free translation from Hebrew]

Market Making Agreement

Entered into and signed in Petach Tikva on December 24, 2008

Between:

Harel Finance Trade & Securities Ltd.
P.C. 513992115
of 7 Jabotinski St., Ramat Gan
(hereinafter: the “Market Maker”)
of the first part;

And between:

Xfone, Inc.
Co. No.: C23688-2000
whose address for the purpose of this Agreement will be
P.O. Box 7616, Petah Tikva 49170
(hereinafter: the “Company”)
of the second part;

Whereas	the Market Maker is a member of the Tel Aviv Stock Exchange Ltd. (hereinafter: “TASE”); and

Whereas	the Company listed its shares on TASE in the framework of a “dual listing” pursuant to the provisions of Chapter E3 of the Securities Law, 5728-1968 (hereinafter: the “Securities Law”); and

Whereas
the Company wishes to increase the level of negotiability and improve the liquidity of the Securities Contemplated in the Agreement, according to the definition of this term below, inter alia, through engagement with the Market Maker as specified in this Agreement; and

Whereas
the Market Maker represents that it has received TASE’s approval to act as a “market maker” and that it has the knowhow and ability to act as a market maker and that it is able to provide the Company with its services as specified in this Agreement; and

Whereas
the Company approached the Market Maker and requested that the Market Maker provide market making services thereto for the Securities Contemplated in the Agreement, according to the definition of this term below, as specified in this Agreement, and the Market Maker agreed to provide the Company with market making services for the said securities; and

Whereas	the Market Maker undertook to act to receive TASE’s approval for activity as a “market maker” pursuant to the provisions of this Agreement; and

[Free translation from Hebrew]

Whereas	the Parties wish to regulate their engagement as specified in this Agreement;

Therefore it has been represented, agreed and stipulated between the Parties as follows:

1.	Preamble, Interpretation and Annexes

1.1	The preamble to this Agreement and the annexes hereto constitute an integral part hereof.

1.2	The headings of the sections in this Agreement are provided for the purpose of convenience and shall not be used for interpretation purposes.

1.3
All of the terms included in this Agreement shall bear the meaning imparted thereto in the Securities Law and/or in the TASE bylaws and/or in its directives and/or in resolutions of the board of directors of TASE (hereinafter: “TASE’s Bylaws and Directives”).

1.4
It is hereby agreed that in any event of a discrepancy between the provisions of this Agreement and the provisions of the Securities Law and/or the provisions of TASE’s Bylaws and Directives, the provisions of the Securities Law and/or the provisions of TASE’s Bylaws and Directives will prevail over the provisions of this Agreement.

2.	Conditions Precedent

All of the provisions of this Agreement are subject to fulfillment of all of the conditions precedent specified below within 15 days from the date of execution of this Agreement. The conditions precedent are as follows:

2.1	Receipt of the approval of TASE for the appointment of the Market Maker as market maker for the Securities Contemplated in the Agreement, according to the definition of this term below.

3.	The Market Maker’s Representations

The Market Maker hereby represents that:

3.1	It is a member of TASE.

3.2	It has received the approval of TASE to act as market maker.

3.3	It has the knowhow and ability to act as market maker and is able to provide the Company with the market making services as specified in this Agreement.

3.4
All of the approvals required according to the incorporation documents and the provisions of any law for its engagement according to the terms and conditions of this Agreement have been received and there is no legal or other impediment to its engagement according to the terms and conditions of this Agreement.

[Free translation from Hebrew]

4.	The Company’s Representations

4.1	The Company hereby represents that it is a company which was incorporated in the State of Nevada in the U.S.A. whose ordinary shares are listed on the NYSE Alternext US stock exchange and TASE.

4.2	The Company hereby represents that there is no legal or other impediment to its engagement according to the terms and conditions of this Agreement.

4.3	The Company’s securities specified below are traded on TASE as of the date of execution of this Agreement:

Type of Securities	Quantity Issued
Common stock	18,376,075
Series A bonds

4.4	The Company hereby represents that to the best of its knowledge, the interested parties thereof hold its securities as specified below:

Name of Interested Party	Type of Securities	Quantity Held
Avraham Keinan	Common stock	3,208,000
Avraham Keinan	Non-negotiable options	1,500,000
Guy Nissenson	Common stock	11,500
Guy Nissenson	Non-negotiable options	1,500,000
Gagnon Securities LLC	Common stock	3,206,450
Campbeltown Business Ltd.	Common stock	1,203,500
Richard L. Scott	Common stock	2,643,121
Richard L. Scott	Non-negotiable options	800,000
Eyal Harish	Non-negotiable options	75,000
Shemer S. Shwartz	Common stock	2,000
Shemer S. Shwartz	Non-negotiable options	75,000
Aviyahu Ben Hurin	Non-negotiable options	25,000
Yitzhak Almog	Non-negotiable options	25,000
Morris Mansur	Non-negotiable options	20,000
Israel Singer	Non-negotiable options	20,000

4.5
Each party will provide the other with any report that shall be issued by TASE regarding activity in connection with this Agreement in accordance with TASE’s Bylaws and Directives, immediately upon issuance of the report by TASE and receipt thereof by either of the Parties.

[Free translation from Hebrew]

4.6
The Company undertakes to notify the Market Maker of any matter which is subject to a reporting duty pursuant to Section 36 of the Securities Law, without derogating from its other undertakings in this Agreement.

5.	The Appointment

The Company hereby appoints the Market Maker, commencing from the seventh trading day after the first date on which all of the conditions precedent specified in Section 2 above shall be fulfilled (hereinafter: the “Effective Date”), to serve, during the term of the Agreement, as market maker for the securities specified below:

5.1	The name of the stock:	Xfone

5.2	Number thereof:	1098169

5.3	Symbol:	XFN

(Hereinabove and hereinbelow: the “Securities Contemplated in the Agreement”).

6.	Market Making Services

6.1
The Market Maker undertakes that throughout the term of the Agreement, it will act as market maker and will submit for performance on TASE market making orders as required, and will perform anything that is required of a market maker pursuant to the provisions of the law in general, and to TASE’s Bylaws and Directives, as being from time to time, specifically. The market making will be performed in a special account of the Market Maker, which shall be designated for the market making activity for the Securities Contemplated in the Agreement.

6.2	The Market Maker undertakes to immediately notify the Company of any event in which TASE shall revoke its approval for the Market Maker to act as market maker.

7.	Fee

7.1
The Market Maker will be entitled to receive from the Company, in respect of the market making services as stated in this Agreement, throughout the term of the Agreement, monthly consideration in the sum of NIS 5,000 (five thousand New Israeli Shekel) (hereinafter: the “Consideration”).

7.2	The Company will pay the Market Maker the Consideration at net 30 terms.

7.3
For the avoidance of doubt, it is hereby clarified that the Company will bear no payment and/or fee and/or expense in connection with the market making by the Market Maker as set forth in this Agreement.

[Free translation from Hebrew]

8.	Term of the Agreement

8.1	This Agreement is for a period of one year commencing from the Effective Date (hereinafter: the “Initial Period”).

8.2	Upon expiration of the Initial Period, the Agreement will be extended automatically by additional periods of 12 months each (hereinafter: the “Additional Periods”).

8.3
Subject to the provisions of TASE’s Bylaws and Directives, the Company will be entitled to terminate the Agreement at any time during the Additional Periods, for any reason, by prior written notice, to be given at least 45 days in advance, provided that TASE’s consent shall have been received to the termination of the market making by the Market Maker for the Securities Contemplated in the Agreement, and in a manner that will not prevent the Market Maker from continuing to serve as market maker for other securities and/or other companies.

8.4
Subject to the provisions of TASE’s Bylaws and Directives, the Market Maker will be entitled to terminate the Agreement at any time during the Additional Periods for any reason whatsoever, by prior written notice to be given at least 45 days in advance, provided that TASE’s consent shall have been received to the termination of the market making by the Market Maker for the Securities Contemplated in the Agreement, and in a manner that will not prevent the Market Maker from continuing to serve as market maker for other securities and/or other companies.

8.5
The provisions of this Section 8 notwithstanding, and subject to TASE’s Bylaws and Directives, the Market Maker may terminate the Agreement, at any time, in the event that a status change shall occur in the negotiability of the Company’s stock according to TASE’s decision – by giving written notice. In such a case as stated in this section, the Market Maker will specify in its notice whether the termination is with respect to all of the transaction shares or in respect of part thereof (a reduction in the quantity of the transaction shares).

8.6
The aforesaid in this Section 8 notwithstanding, it is hereby agreed that if any provisions shall be determined in the TASE bylaws and/or the TASE directives and/or in any other law, which shall prejudice any of the rights of the Company and/or the Market Maker, then the Company / the Market Maker will be entitled to terminate this Agreement immediately.

9.	Liability

9.1
The Company hereby waives any claim and/or demand and/or lawsuit against the Market Maker with respect to the effect of the market making on the price of the Securities Contemplated in this Agreement and/or in respect of any damage and/or loss and/or cost that shall be caused to the Company due to the provision of the services according to this Agreement. The aforesaid notwithstanding, the Company will not be barred from claiming against the Market Maker in respect of any damage that shall be caused to the Company in the event that the Market Maker shall commit a fundamental breach of the Agreement and/or shall be negligent in the performance of its undertakings according to this Agreement, all without prejudice to any remedy that is available to the Company pursuant to any law.

[Free translation from Hebrew]

9.2
The Market Maker represents that it is aware and agrees that the Company is not liable in any way for the market making actions by the Market Maker, and that the Market Maker will not be entitled to any compensation or indemnification from the Company in respect of the market making for the Securities Contemplated in the Agreement and/or in respect of any loss and/or damage that shall be caused to the Market Maker as a result of its engagement in this Agreement and/or as a result of the market making for the Securities Contemplated in the Agreement.

10.	Miscellaneous

10.1
This Agreement, including the annexes hereto, contains, embodies, incorporates and expresses all of the agreed terms, promises and agreements, written or oral, on the matters specified herein. Any undertakings or representations on the subject matter of this Agreement which were given or made by the Parties prior to the execution of this Agreement and which were not explicitly expressed herein shall neither add to the obligations and rights set forth in this Agreement, nor derogate therefrom nor modify the same, and the Parties will not be bound thereby commencing from the date of this Agreement.

10.2
No conduct on the part of either of the Parties shall be deemed as a waiver of any of its rights according to this Agreement or pursuant to any law, or as a waiver of or consent on its part to any breach or non-fulfillment of any condition, unless the waiver, consent, postponement, modification, cancellation or addition shall have been made explicitly and in writing.

10.3
Any notice of any of the other parties in connection with this Agreement shall be delivered in writing and shall be sent to the addressee by personal delivery or by registered mail to its address as specified at the start of this Agreement, and shall be deemed as having been delivered to the addressee on the date of delivery thereof by personal delivery or 4 days after the date of dispatch thereof by registered mail, as aforesaid, all as the case may be.

10.4
Any modification, amendment or waiver in connection with this Agreement will be valid according to a written document only and will be limited to the matter in respect of which it was made from the outset. No waiver in any case shall constitute a precedent for any other case. No refrainment from performance of an action or laches in the performance thereof shall be deemed as a waiver nor prejudice the rights or undertakings of either of the Parties in connection with such action.

[Free translation from Hebrew]

10.5
The law of the State of Israel will govern the provisions of this Agreement. The courts within the area of jurisdiction of the Tel Aviv-Jaffa District Court will have sole and exclusive jurisdiction over any matter that is connected with and/or derives from this Agreement.

10.6
The Parties will be entitled to disclose the contents of this Agreement, insofar as they are required to do so pursuant to any law, including immediate reports to the Securities Authority, TASE etc., after coordination of the language of the foregoing reports and/or notices between the Parties.

In witness whereof, the parties have hereto set their hands:

The Market Maker	The Company